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                                                                    EXHIBIT 5.1

                                QUARLES & BRADY
                           411 EAST WISCONSIN AVENUE
                        MILWAUKEE, WISCONSIN 53202-4497

                                                                  June 30, 1998

Applied Power Inc.
13000 West Silver Spring Drive
Butler, Wisconsin 53007-1093

Ladies and Gentlemen:

  We are providing this opinion in connection with the Registration Statement of Applied Power Inc. ("API") on Form S-4 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed issuance of up to 11,174,998 shares of API Class A Common Stock, $.20 par value (the "Shares"), pursuant to the Agreement and Plan of Merger, dated as of April 6, 1998 (the "Merger Agreement"), by and among API, ZERO Corporation ("ZERO"), and STB Acquisition Corporation ("Acquisition"), a wholly owned subsidiary of API, providing for the statutory merger of Acquisition with and into ZERO (the "Merger").

  We have examined: (i) the Registration Statement; (ii) API's Restated Articles of Incorporation and Amended and Restated Bylaws, as amended to date;
(iii) the Merger Agreement, which is attached as an appendix to the Joint Proxy Statement/Prospectus contained in the Registration Statement; (iv) corporate proceedings of API and Acquisition relating to the Merger Agreement and the transactions contemplated thereby; and (v) such other documents, and such matters of law, as we have deemed necessary in order to render this opinion. Based on the foregoing, it is our opinion that:

    1. API is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

    2. When (a) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become effective under the Act, (b) the Merger Agreement and the issuance of the Shares pursuant thereto shall have been duly approved by the stockholders of ZERO and the shareholders of API, respectively, as contemplated therein and in the Registration Statement, (c) the parties shall have received all necessary regulatory approvals required to consummate the Merger, (d) the Merger shall have been duly consummated in accordance with the terms of the Merger Agreement and the laws of the States of Delaware and Wisconsin, and (e) up to 11,174,998 Shares have been issued in accordance with the provisions of the Merger Agreement, such Shares will have been validly issued and will be fully paid and nonassessable, subject to the personal liability imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case. Although Section 180.0622(2)(b) provides that such personal liability of shareholders shall be "to an amount equal to the par value of shares owned by them respectively, and to the consideration for which their shares without par value was issued," the Wisconsin Supreme Court, by a split decision without a written opinion, has affirmed a judgment holding shareholders of a corporation liable under the substantially identical predecessor statute in effect prior to January 1, 1991 (Section 180.40(6)) for unpaid employee wages to an amount equal to the consideration for which their par value shares were issued rather than the shares' lower stated par value. Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., 126 Wis. 2d 284, 375 N.W.2d 664 (1985) (affirming the 1983 decision of the Circuit Court for Dane County, Wisconsin, in Case No. 82-CV-0023).

  We have not passed upon the actions of the Board of Directors of ZERO to authorize the consummation of the Merger, and have assumed that all necessary action has been taken.
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Applied Power Inc.
June 30, 1998
Page 2

  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Joint Proxy Statement/Prospectus constituting a part thereof. In giving our consent, we do not admit that we are "experts" within the meaning of
Section 11 of the Act, or that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

  Anthony W. Asmuth III, a partner in our firm, is the Corporate Secretary of API.

                                          Very truly yours,

                                          Quarles & Brady